Release:    April 28, 2016

CP announces TSX acceptance of previously announced share repurchase program

Calgary, AB - Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announces that the Toronto Stock Exchange (TSX) has accepted its notice to implement a normal course issuer bid (NCIB) to purchase, for cancellation, up to 6,910,000 common shares or approximately 5 percent of CP’s “public float”, as at April 19, 2016. The NCIB is scheduled to commence on May 2, 2016 and is due to terminate no later than May 1, 2017.

Purchases of CP common shares under the NCIB may be made through the facilities of the TSX, the New York Stock Exchange (NYSE) and alternative trading platforms by means of open market transactions or by such other means as may be permitted by the TSX and under applicable securities laws, including by private agreement pursuant to issuer bid exemption orders issued by applicable securities regulatory authorities. The price CP will pay for any common shares will be the market price at the time of purchase or such other price as may be permitted by the TSX. Any private purchase made under an exemption order issued by a securities regulatory authority will generally be at a discount to the prevailing market price.

As of April 19, 2016, CP had 153,059,426 common shares issued and outstanding. CP will not acquire through the facilities of the TSX more than 116,562 common shares during a trading day, being 25 percent of the average daily trading volume of CP common shares on the TSX for the six calendar months prior to the date of approval of the bid by the TSX and, in addition, will not acquire per day on the NYSE more than 25 percent of the average daily trading volume for the four calendar weeks preceding the date of purchase, subject to, in both cases, certain exceptions for block purchases.
The actual number of common shares that will be repurchased under the NCIB, and the timing of any such purchases, will be determined by CP, subject to the limits imposed by the TSX. There cannot be any assurances as to how many common shares, if any, will ultimately be acquired by CP.

CP believes that the purchase of its shares from time to time is an appropriate and advantageous use of its funds.

CP purchased 11,375,189 of its common shares at a weighted average price of $198.46 under its previous normal course issuer bid, which expired March 17, 2016.

Note on forward-looking information

This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to future purchases of CP’s common shares for cancellation under the NCIB. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Item 1A - Risk Factors" and "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10- Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of Canadian Pacific.
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